UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Rule 14a-101)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MILLIPORE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On May 3, 2010, Millipore Corporation sent its employees the following email and posted on its intranet the following FAQ:

To:           Millipore WW Employees

From:       Martin Madaus, President & CEO

Re:           Merck Transaction – Proxy Filing

As part of our ongoing efforts to keep you informed of the Merck KGaA transaction process, I wanted to let you know that we filed a definitive proxy statement with the Securities and Exchange Commission on Friday April 30th. The filing of the definitive proxy statement is an important milestone in the transaction process, since it means that we can now hold a Special Shareholder Meeting to approve Merck’s acquisition of Millipore.

We have scheduled a shareholder meeting for June 3, 2010 at 10:00 a.m. at our Billerica headquarters office.  All individuals who own Millipore stock as of April 29th will receive a package of materials in the mail over the next few weeks with instructions on how to cast their votes on the proposed transaction.

It is important to note that as part of the transaction process we will still need to gain regulatory approval in addition to the approval of our shareholders.  As a result, you should not misinterpret the June 3rd shareholder meeting as the date that we officially become part of Merck.  We will keep you informed about when we expect the transaction to close as more information becomes available.

We have prepared an Employee FAQ document to help answer questions that may be associated with the filing of our proxy statement. To access this document, please click here.
You can also access the Merck Millipore integration newsletter and other important documents related to the transaction on MilliporeNOW by clicking here.

Finally, we encourage you to submit any questions you might have about the integration process by sending an e-mail to:  merckintegration@millipore.com.

I look forward to sharing more information with you at our upcoming Town Hall meeting on May 10th.  I am excited about creating a world-class Life Science Partner and I want to thank you for staying focused on executing our strategy and serving the needs of our customers.

Privileged & Confidential

DRAFT
Employee FAQ:
May 3, 2010

Millipore filed its definitive proxy statement on Friday, which included the date of the Special Shareholder Meeting to approve the company’s proposed transaction with Merck KGaA.  We are committed to keeping employees informed throughout this process.  We have included an updated FAQ document that outlines the steps that will take place prior to closing the transaction.

We realize that you may have many questions relating to benefits, organizational structure, customer and business partner relationships etc.  Many of these questions cannot be addressed until the transaction is approved and finalized.  In the meantime, please remember it is “business as usual” and employees should stay focused on providing our customers with the very best products and services.

If you have any additional questions, please e-mail us at: merckintegration@millipore.com.

1.	What is the significance of today’s proxy filing?

The definitive proxy statement that we filed today is an updated version of the preliminary proxy statement that we filed on March 24th and reflects the approval of the document by the SEC.  The proxy statement can now be sent to Millipore shareholders along with a proxy ballot and instructions on how to vote on the proposed Merck KGaA transaction in early May.  It is an important milestone as we continue the process of becoming part of Merck.

2.	Who has the right to vote to approve the transaction?

Any individual or firm that is a Millipore shareholder of April 29, 2010 is eligible to vote at the Special Shareholder Meeting.

3.	When is the shareholder meeting?

The Special Shareholder Meeting will be held on June 3, 2010 at 10:00 a.m. at Millipore’s corporate headquarters office, 290 Concord Rd., Billerica, MA.

4.	Can I attend the shareholder meeting?

All Millipore shareholders are invited to attend the meeting.  If possible, you should get clearance from your manager.

5.	How will I receive more information?

If you are a shareholder as of the April 29th record date, you will receive a package in the mail in early May.  In order to ensure that you receive this information, you should contact your brokerage firm or Millipore’s stock transfer agent to verify that they have your correct address and contact information on file.  The contact number for our transfer agent, American Stock Transfer & Trust Company, is 800-937-5449.

6.	What happens to my unvested Restricted Stock Units?

In general, all outstanding unvested RSUs will vest upon close, and will be cashed out at $107 per share.  For example, if you were granted 100 RSUs in March 2010, these shares would ordinarily vest over the next three years.  However, as part of this transaction all 100 RSUs will automatically vest upon the closing of the transaction.  This mean you will be paid $10,700 (100 x $107), less all applicable taxes and required withholdings, shortly after the transaction close.
Details on the actual mechanics of the cash out transaction will be provided closer to the closing date.  If you have questions about your stock options, please refer to our employee FAQ issued on March 11, 2010.

7.	If I own shares or hold stock that has already vested, can I sell them now rather than waiting until the transaction closes?

Yes, you can sell these shares prior to the transaction closing through a brokerage firm.  Note, however, that all trades are still subject to our employee code of conduct regarding trading with material inside information, and if you are on the insider list you cannot trade outside designated windows.

8.	If I decide to wait until the close, how will I exchange my shares for $107 in cash?

If the shareholders approve the transaction, and all regulatory requirements and approvals are met, you will receive a package of information that you will need to fill out and return in order exchange your shares for cash.  This package will be sent out shortly after the closing date.  We will update you on more specifics as we get closer to the closing date.

9.	Will the transaction close immediately after shareholders approve the transaction?

No.  Shareholder approval is only one of the important milestones required to close the transaction.  It is possible that we could still be waiting for final regulatory approvals even after securing shareholder approval.  We cannot estimate how long this process could take.  The transaction will close once we receive approval from both shareholders and regulators.

10.	What is the current status of these regulatory filings?

The Company has cleared the regulatory hurdle in the United States that was required for closing.  It is in the process of completing the regulatory process in Europe and several other countries.  The Company must receive regulatory approval from the EU and these other jurisdictions in order for the transaction to close.  It is unclear how long this process will take.

If you have any additional questions, please e-mail us at merckintegration@millipore.com.